Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Forms S-8 of our reports dated February 24, 2020, relating to the consolidated financial statements of Cincinnati Bell Inc., and the effectiveness of the Cincinnati Bell Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

Form S-8

333-192225

333-192226

333-159160

333-143089

333-204562

333-217839

333-217840

333-226027

Cincinnati, Ohio

February 24, 2020